                                                                      Exhibit 24


                                POWER OF ATTORNEY


         Each of the undersigned hereby constitutes and appoints Luqman Arnold and Robert Mills, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the registration statement on Form F-4 relating to the registration of Ordinary Shares, par value CHF 10 per share, in connection with the merger of Paine Webber Group Inc. into Neptune Merger Subsidiary, Inc., to sign any and all amendments to such registration statement, to sign any abbreviated registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.



              NAME                               TITLE                         DATE
              ----                               -----                         ----
         /s/ Marcel Ospel               President and Group Chief         August 16, 2000
  ------------------------------            Executive Officer
           Marcel Ospel

        /s/ Luqman Arnold                Chief Financial Officer          August 18, 2000
  ------------------------------
          Luqman Arnold

         /s/ Hugo Schaub                 Group Controller and            September 5, 2000
  ------------------------------            Member of Group
           Hugo Schaub                      Managing Board

         /s/ Alex Krauer                  Chairman of Board of            August 16, 2000
  ------------------------------               Directors
            Alex Krauer

        /s/ Alberto Togni               Vice-Chairman of Board of         August 16, 2000
  ------------------------------               Directors
          Alberto Togni

        /s/ Markus Kundig               Vice-Chairman of Board of         August 16, 2000
  ------------------------------              Directors
          Markus Kundig

         /s/ Peter Bockli              Member of Board of Directors       August 16, 2000
  ------------------------------
          Peter Bockli

        /s/ Rolf A. Meyer              Member of Board of Directors       August 16, 2000
  ------------------------------
         Rolf A. Meyer

       /s/ Hans Peter Ming             Member of Board of Directors       August 16, 2000
  ------------------------------
        Hans Peter Ming

       /s/ Andreas Reinhard            Member of Board of Directors       August 16, 2000
  ------------------------------
         Andreas Reinhard

        /s/ Eric Honegger              Member of Board of Directors       August 16, 2000
  ------------------------------
          Eric Honegger



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